UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TILE SHOP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TILE SHOP HOLDINGS, INC.

14000 Carlson Parkway

Plymouth, Minnesota 55441

Telephone: (763) 852-2950

SUPPLEMENT DATED MAY 25, 2023 TO THE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2023

Dear Stockholders:

This supplement to the proxy statement (this “Supplement”) for the Annual Meeting of Stockholders (the “Annual Meeting”) of Tile Shop Holdings, Inc. (the “Company”) supplements the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) and made available to stockholders on April 20, 2023.

This Supplement is being filed with the SEC and being made available to stockholders on May 25, 2023. The information in this Supplement is in addition to the information provided by the Proxy Statement and, except for the changes referenced herein, this Supplement does not modify any other information set forth in the Proxy Statement. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments of the Annual Meeting, and, as such, only holders at the close of business on April 17, 2023 are entitled to notice of, and to vote at, the Annual Meeting and at all adjournments of the Annual Meeting. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Change in Company’s Certifying Accountant

On May 25, 2023, the Company filed a Current Report on Form 8-K (the “Form 8-K”) announcing that the Audit Committee (the “Committee”) of the Board of Directors of the Company conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Committee invited several public accounting firms to participate in this process, including Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.

As a result of this process, following the review and evaluation of proposals from participating firms, on May 25, 2023, the Committee engaged the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2023, and December 31, 2024. On the same date, the Committee approved the dismissal of E&Y as the Company’s independent registered public accounting firm. The Company has authorized E&Y to respond fully to the inquiries of the successor auditors.

During the two fiscal years ended December 31, 2022, and the subsequent interim period through May 25, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

 The audit reports of E&Y on the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided E&Y with a copy of the disclosure in the Form 8-K and requested that E&Y furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the disclosures made by the Company in the Form 8-K. A copy of the letter furnished pursuant to that request is attached as Exhibit 16.1 to the Form 8-K.

During the fiscal years ended December 31, 2022 and 2021, and during the subsequent interim period through May 25, 2023, neither the Company nor anyone on its behalf has consulted with RSM US LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that RSM US LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

As a result of the dismissal of E&Y, the Company intends to withdraw Proposal 2 from the meeting agenda of the Annual Meeting, which requests the stockholders of the Company ratify the appointment of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The Company does not intend to submit any other proposal for ratification with respect to the appointment of an independent registered public accounting firm at the Annual Meeting.

You should note the following:

•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the withdrawal of Proposal 2.

•	Proxy cards or voting instructions already received with direction on Proposal 2 will not be voted on Proposal 2.

•	Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (Proposals 1 and 3) will remain valid and in effect, and will be voted as directed.

•	If you have already submitted a proxy card or voting instructions, you do not need to resubmit a proxy card or voting instructions with different directions, unless you wish to change your previously cast votes on the remaining proposals.

This Supplement does not revise or update any other information set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the SEC and made available the Proxy Statement, proxy card and Notice of Internet Availability to the Company’s stockholders on April 20, 2023. Before making any voting decision, you are urged to read the Proxy Statement and all related proxy materials carefully. Copies of the Proxy Statement and all other proxy materials are available at www.proxyvote.com.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings free of charge at the SEC’s website at www.sec.gov. You may also access the Company’s Proxy Statement and Annual Report on Form 10-K at investors.tileshop.com.